    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 23, 2002
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ______________

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ______________

                               HOME DIRECTOR, INC.
                        (formerly known as Netword, Inc.)
             (Exact Name of Registrant as Specified in Its Charter)

                                 ______________

            DELAWARE                            3669                   52-2143430
 (State or Other Jurisdiction       (Primary Standard Industrial    (I.R.S.Employer
of Incorporation or Organization)   Classification Code Number)     Identification Number)

                                                                          DONALD B. WITMER
         2525 COLLIER CANYON ROAD                                      CHIEF EXECUTIVE OFFICER
       LIVERMORE, CALIFORNIA 94551                                       HOME DIRECTOR, INC.
        (925) 373-0438                                                2525 COLLIER CANYON ROAD
   (Address, Including Zip Code, and Telephone Number,              LIVERMORE, CALIFORNIA 94551
Including Area Code, of Registrant's Principal Executive                   (925) 373-0438
      Offices)                                             (Name, Address,Including Zip Code, and Telephone Number,
                                                               Including Area Code, of Agent for Service)

                                ______________

                                   Copies to:

                             RUSSELL S. BERMAN, ESQ.
                        KRONISH LIEB WEINER & HELLMAN LLP
                           1114 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10036
                                 (212) 479-6000
                                 ______________

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the registration statement becomes effective and all other conditions under the Agreement and Plan of Merger are satisfied or waived.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-97615
                                                  ---------

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering.[ ]   ______________

                               ______________

                        CALCULATION OF REGISTRATION FEE






==================================================================================================================
    TITLE OF EACH
       CLASS OF                            PROPOSED MAXIMUM
    SECURITIES TO         AMOUNT TO BE      OFFERING PRICE      AMOUNT OF AGGREGATE            AMOUNT OF
    BE REGISTERED (1)     REGISTERED (2)        PER SHARE       AGGREGATE PRICE (3)        REGISTRATION FEE (3)
    -------------        --------------    -----------------    -------------------     --------------------------
    COMMON STOCK          7,131 SHARES       NOT APPLICABLE          $1,240,301                   $114.11
==================================================================================================================

     (1) This registration statement relates to common stock of Home Director, Inc. (formerly "Netword, Inc.") to be issued to holders of common stock and preferred stock in connection with the merger of Webspeak Acquisition Corp., a wholly-owned subsidiary of Home Director, with and into Home Director Technologies, Inc. (formerly "Home Director, Inc."), as described in the Agreement and Plan of Merger, dated as of April 9, 2002, by and among Home Director, Webspeak and Home Director Technologies.

     (2) Represents the number of additional shares of common stock of the registrant that may be issued in connection with the merger, as described in Registration Statement No. 333-97615, which became effective on October 29, 2002. In connection with the filing of that registration statement, 3,217,996 shares of common stock of the registrant were registered with the Securities and Exchange Commission and a fee of $318 was paid. The registrant now anticipates that up to 3,225,127 of its shares of common stock may be issued in the merger.

     (3) Pursuant to Rule 457(f)(2) under the Securities Act, this amount was calculated based upon the book value of the Home Director Technologies, Inc. common stock and preferred stock as of September 30, 2002, the latest practicable date for which such value is available.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

                                EXPLANATORY NOTE

     This Registration Statement is being filed by the registrant pursuant to General Instruction K of Form S-4 and Rule 462(b) under the Securities Act of 1933, as amended, to register an additional 7,131 shares of common stock of the registrant for issuance in connection with the merger of Webspeak Acquisition Corp., a wholly-owned subsidiary of the registrant, with and into Home Director Technologies, Inc. (formerly known as Home Director, Inc.).


     The registrant previously registered a total of 3,217,996 shares of common stock in connection with the merger by means of a currently effective Registration Statement on Form S-4 (Registration No. 333-97615), which was declared effective by the Securities and Exchange Commission on October 29, 2002. The total number of shares of common stock to be issued pursuant to the merger is expected to be 3,225,127.

                           INCORPORATION BY REFERENCE

     The registrant hereby incorporates by reference the contents of its Registration Statement on Form S-4 (Registration No. 333-97615).

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM  21  -  EXHIBITS.

     The  following  exhibits  are  filed  with  this  document:

EXHIBIT
NUMBER     EXHIBIT TITLE
------     -------------
5.1        Legal  Opinion  of  Kronish  Lieb  Weiner  &  Hellman  LLP.

23.1       Consent of Kronish Lieb Weiner & Hellman LLP - (included in Exhibit
           5.1).

23.2       Consent  of  Mahoney  Cohen  &  Company,  CPA.  P.C.

23.3       Consent  of  Ernst  &  Young  LLP.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Livermore, State of California, on the 20th day of December, 2002.

                                           HOME  DIRECTOR,  INC.


                                           By:  /s/ DONALD  B.  WITMER
                                           -----------------------------------
                                           Donald  B.  Witmer
                                           Chairman and Chief Executive  Officer

     Pursuant to the requirements of the securities act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

      SIGNATURE                        TITLE                      DATE
      ---------                        -----                      ----

  /S/ DONALD B. WITMER     Chairman of the Board and Chief
  --------------------     Executive Officer
  Donald B. Witmer                                             December 20, 2002


  /S/ ROBERT WISE          President, Chief Operating Officer
  ---------------          and Director
  Robert Wise                                                  December 20, 2002


  /S/ DARYL STEMM          Chief Financial Officer (Principal
  ----------------         Accounting and Financial Officer)
   Daryl Stemm                                                 December 20, 2002


------------------------   Director
     Vijay Bobba


/s/ ROBERT  B. CLASEN      Director
------------------------
    Robert B. Clasen                                           December 20, 2002


 /s/KENT  M.  KLINEMAN     Director
------------------------
    Kent M. Klineman                                           December 20, 2002


------------------------   Director
Stephen B. Ste. Marie


------------------------   Director
  Michael L. Wise